FORM OF OR SPECIMEN COMMON STOCK CERTIFICATE
Specimen Common Stock Certificate


Incorporated under the Laws of the State of Delaware

Certificate No. _______			Number of Shares  __________



       CUSIP No. xxxxxx- XX- x

PIONEER CAPITAL ASSOCIATES, INC.
Authorized stock 100,000,000 Common Shares
Par Value Per Share $0.0001

This certifies that ___________ is the registered owner of ________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and signatures of its duly authorized officers.

DATED


_______________________________	_______________________________
______________, Secretary	[SEAL]	____________, President